UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2020

JUNIPER INDUSTRIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39129	84-2818047

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14 Fairmount Avenue Chatham, New Jersey	07928

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 507-0359

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	JIH.U	The New York Stock Exchange

Shares of Class A common stock included as part of the units	JIH	The New York Stock Exchange

Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	JIH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 30, 2020, Roger Fradin stepped down from his position as Chief Executive Officer of Juniper Industrial Holdings, Inc. (the “Company”) and remains Chairman of the Board of Directors of the Company. Mr. Brian Cook was elected by the Board as the Company’s Chief Executive Officer. Mr. Fradin will remain very active in identifying and selecting a business for a potential business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2020

JUNIPER INDUSTRIAL HOLDINGS, INC.

By:	/s/ Brian Cook
Name:	Brian Cook
Title:	Chief Executive Officer and Chief Financial Officer